EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-156454 and 333-206668) and the Registration Statement on Form F-3 (No. 333-197518), each of Global Ship Lease, Inc. of our report dated April 12, 2017 relating to the consolidated financial statements, which appears in this Form 20-F.

Neuilly-sur-Seine, France

April 12, 2017

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Audit

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France.